Exhibit 5.2

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

Atlantic Station / 201 17th Street, NW / Suite 1700 / Atlanta, GA 30363

Tel: 404.322.6000 Fax: 404.322.6050

www.nelsonmullins.com

July 1, 2016

Fidelity National Information Services, Inc.

601 Riverside Avenue

Jacksonville, Florida 32204

Re:    Registration Statement on Form S-3 for Fidelity National Information Services, Inc.

Ladies and Gentlemen:

We have acted as special Georgia counsel for Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), regarding the preparation and filing of this opinion letter with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with a registration statement on Form S-3 (the “Registration Statement”) relating to the following securities of the Company: (i) senior debt securities (the “Senior Debt Securities”); (ii) subordinated debt securities (together with the Senior Debt Securities, the “Debt Securities”); (iii) shares of common stock, par value $0.01 per share (the “Common Stock”); (iv) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (v) depositary shares in the form of fractional interests in Debt Securities or fractional shares of the Preferred Stock in each case evidenced by depositary receipts (the “Depositary Shares”); (vi) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities described in the Registration Statement, or any combination of them (collectively, the “Warrants”); (vii) contracts for the purchase and sale of Common Stock, Preferred Stock, Debt Securities or other securities described in the Registration Statement (the “Purchase Contracts”); and (viii) units of the Company, consisting of one or more of the other securities described in the Registration Statement or debt obligations of third parties, including U.S. Treasury Securities (the “Units,” and together with the Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Purchase Contracts, the “Offered Securities”). The Offered Securities will be issued from time to time pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. For purposes of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion letter, including: (i) the corporate and organizational documents of the Company, including the Amended and Restated Articles of Incorporation, as amended, and the Third Amended and Restated Bylaws,

With offices in the District of Columbia, Florida, Georgia, Massachusetts, New York, North Carolina, South Carolina, Tennessee and West Virginia

Fidelity National Information Services, Inc.

July 1, 2016

(ii) resolutions of the board of directors of the Company relating to, among other things, the authorization and issuance of the Offered Securities, (iii) a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Georgia, (iv) statements and representations of officers of the Company and other representatives of the Company and its agents, and (v) such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials. We have also assumed that that the number of shares of Common Stock or Preferred Stock to be offered and sold under the Registration Statement (including any Common Stock or Preferred Stock duly issued upon exchange for, conversion of or exercise of Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Units) will not exceed the number of shares of Common Stock or Preferred Stock, as applicable, that is authorized in the Company’s Amended and Restated Articles of Incorporation, as amended, at the time of each such sale or issuance.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.	When (i) the Registration Statement has become effective under the Securities Act, (ii) the shares of Common Stock have been duly and properly authorized for issuance, (iii) the issuance of such shares of Common Stock does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) such shares of Common Stock have been issued, paid for and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement and the terms of any other Offered Securities pursuant to which shares of Common Stock may be issued, such shares of Common Stock (including any Common Stock duly issued upon exchange for, conversion of or exercise of Preferred Stock, Debt Securities, Warrants, Purchase Contracts and Units) will be validly issued, fully paid and nonassessable.

2.

When (i) the Registration Statement has become effective under the Securities Act, (ii) amendments to the Company’s articles of incorporation determining the terms of the series of Preferred Stock have been filed with the Secretary of State of the State of Georgia and the shares of such series of Preferred Stock have been duly and properly authorized for issuance, (iii) such issuance does not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and complies with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iv) such shares of Preferred Stock have been issued, paid for and delivered in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement

Fidelity National Information Services, Inc.

July 1, 2016

and the terms of any other Offered Securities pursuant to which shares of Preferred Stock may be issued, such shares of Preferred Stock (including any Preferred Stock duly issued upon exchange for, conversion of or exercise of Debt Securities, Warrants, Purchase Contracts and Units) will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Georgia Business Corporation Code. We express no opinion herein with respect to any other laws, statutes, regulations or ordinances. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement, and no opinion may be implied or inferred, except as expressly set forth herein.

This opinion letter is furnished to you for your use in connection with the Registration Statement. This opinion letter may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion letter may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

This opinion letter is limited to matters expressly set forth in this opinion letter, and no opinion is to be inferred or implied beyond the matters expressly so stated. This opinion letter speaks as of the date hereof. We assume no obligation to revise, update or supplement this opinion letter for events occurring or coming to our attention after the date hereof.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission.

Sincerely,

/s/ Nelson Mullins Riley & Scarborough LLP

NELSON MULLINS RILEY & SCARBOROUGH LLP